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                                                                     EXHIBIT 15



                                ACKNOWLEDGMENT OF INDEPENDENT
                                 CERTIFIED PUBLIC ACCOUNTANTS
                        REGARDING INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
PLATINUM TECHNOLOGY, INC.;


With respect to the registration statements on Form S-8 and Form S-3 of PLATINUM TECHNOLOGY, INC., we acknowledge our awareness of the use therein of our report dated May 14, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                       KPMG Peat Marwick LLP

Chicago, Illinois
May 14, 1996